UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2015

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike
South Glastonbury, CT 06073

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 430-1520

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2015, Thomas Brophy resigned as interim Chief Financial Officer and Treasurer of CÜR Media, Inc., a Delaware corporation (the “Company”). As a result of Mr. Brophy’s resignation as the Company’s interim Chief Financial Officer, he has relinquished his role as the Company’s “Principal Financial and Accounting Officer” for Securities and Exchange Commission (“SEC”) reporting purposes. Mr. Brophy remains the Company’s President and Chief Executive Officer. For SEC reporting purposes, Mr. Brophy shall continue in his role as the Company’s “Principal Executive Officer.”

Effective as of Mr. Brophy’s resignation, the Company appointed Kelly Sardo as its Chief Financial Officer and Treasurer. In addition, for SEC reporting purposes, Ms. Sardo was designated as the Company’s “Principal Financial and Accounting Officer.”

Kelly Sardo, 49, joined the Company in February 2014 as Controller. In her current role, Ms. Sardo is responsible for leading the Company’s financial activities including planning, financial reporting, tax, risk management, treasury and investor relations. Prior to joining the Company Ms. Sardo was with the accounting firm of Blum Shapiro where she was responsible for tax strategy and valuation consulting for large and small privately held companies since 2005. Prior to Blum Shapiro, Ms. Sardo was Controller for CIGNA Corporation and a Senior Accountant with Deloitte & Touche. She holds a B.S. degree in Accountancy from Bentley University and is certified in the State of Connecticut.

In addition, on May 26, 2015, John Egazarian was appointed as the Company’s Chief Operating Officer.

John Egazarian, 45, has over 20 years of experience leading the delivery of innovative software initiatives in complex, competitive environments prior to joining the Company in February 2014. Before joining the Company as Senior Vice President of Mobile Solutions in February 2014, Mr. Egazarian led eBusiness for Fallon Community Health beginning in January 2012. Mr. Egazarian held leadership roles at Travelers Insurance from June 2008 through December 2011. Prior to that, he held various positions at WellPoint and TRC Companies. He started his career as in product delivery and project execution at Arthur Anderson. Mr. Egazarian is a graduate of the University of Connecticut.

Further, on May 26, 2015, the interim status was removed from Michael Betts’ title, and he was appointed as the Company’s Chief Technology Officer.

Michael Betts, 50, is a veteran software professional with over 25 years of successfully delivering software solutions. Before joining the Company in May 2012 as Senior Platform Architect, he was the CTO /Architect at Artbox LLC, which he joined in September 2009. Prior to Artbox, he was Principal of Software Development Group LLC, whose major clients included Konica-Minolta, HP, NIST, and Microsoft. Mr. Betts has a Master’s Degree in Computer Science from Rensselaer Polytechnic Institute and a B.S., Computer Science Engineering/Electrical Engineering from the University of Connecticut.

There are no arrangements or understandings between any of Ms. Sardo, Mr. Egazarian, or Mr. Betts and any other person pursuant to which they were appointed as officers of the Company. In addition, there are no family relationships between any of Ms. Sardo, Mr. Egazarian, Mr. Betts and any of the Company’s other officers or directors. Further, there were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was, or is, to be a participant, the amount involved exceeds $120,000, and any of Ms. Sardo, Mr. Egazarian, or Mr. Betts had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: June 1, 2015	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	Chief Executive Officer